EXHIBIT 3.4

BYLAWS

OF

AURIOS INC.

I. CORPORATE ARTICLES

1.01 References Thereto. Any reference made herein to the Corporation’s Articles will be deemed to refer to its Articles of Incorporation and all amendments thereto which are on file with the Arizona Corporation Commission at any given time, together with any and all certificates theretofore filed by the Corporation with the Arizona Corporation Commission pursuant to Section 10-602, Arizona Revised Statutes.

1.02 Seniority Thereof. The Articles will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the Articles, and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

II. SHAREHOLDERS’ MEETINGS

2.01 Annual Meetings. Annual meetings of the shareholders shall be held on August 31st of each year unless that day be a legal holiday, in which event the annual meeting will be held on the next succeeding business day and at a time of day and place as determined by the Board of Directors (or, in the absence of action by the Board, as set forth in the notice given, or waiver signed, with respect to such meeting pursuant to Section 2.03 below). If any such annual meeting is for any reason not held on the date determined as aforesaid, a special meeting may thereafter be called and held in lieu thereof, and the same proceedings (including the election of directors) may be conducted thereto as at an annual meeting.

2.02 Special Meetings. Special meetings of the shareholders may be held whenever and wherever called for by the President or the Board of Directors, or by the written demand of the holders of not fewer than ten percent (10%) of all issued and outstanding shares of stock, regardless of class. The business which may be conducted at any such special meeting will be confined to the purposes stated in the notice thereof, and to such additional matters as the chairman of such meeting may rule to be germane to such purpose.

2.03 Notices. At least ten (10) but no more than fifty (50) days (inclusive of the date of meeting) before the date of any meeting of the shareholders, the Secretary will cause a written notice setting forth the day, time and place and, in the case of a special meeting the purpose or purposes of the meeting, to be deposited in the mail, with postage prepaid, addressed to each shareholder of record at his last address as it then, or on the applicable record date, appears on the stock transfer books of the Corporation. Any shareholder may waive call or notice of any annual or special meeting (and any adjournment thereof) at any time before, during which or after it is held. Attendance by a shareholder at any such meeting in person or by proxy will automatically evidence his waiver thereof unless he or his proxy is attending the meeting for the express purpose of objecting to the transaction of business thereat because it has not been properly called or noticed. No call or notice of a meeting of the shareholders will be necessary if each of them waives the same in writing or by attendance as aforesaid.

2.04 Registered Shareholders. For any meeting of the shareholders, the Board of Directors may fix in advance a date, not exceeding sixty (60) nor less than ten (10) days preceding the date of such meeting, as a record date for the determination of shareholders of record entitled to notice of, and to vote at, such meeting. The shares of stock, and the shareholders, “entitled to vote” (as that or any similar term is hereafter used) at any meeting of the shareholders will be determined as of the applicable record date if one has been fixed as aforesaid; otherwise, as of four o’clock in the afternoon on the day before notice of the meeting is sent, or, if notice is waived, at the commencement of the meeting.

2.05 Proxies. Any shareholder entitled to vote thereat may vote by proxy at any meeting of the shareholders (and at any adjournment thereof) which is specified in such proxy, provided that his proxy is executed in writing by him (or his duly authorized attorney-in-fact) within eleven (11) months prior to the date of the meeting so specified, unless otherwise provided in the proxy. The burden of proving the validity of any undated proxy at any such meeting of the shareholders will rest with the person seeking to exercise the same. A telegram or cablegram appearing to have been transmitted by a shareholder (or by his duly authorized attorney-in-fact) may be accepted as a sufficiently written and executed proxy.

2.06 Corporate Shareholders. Any other corporation entitled to vote shares of the Corporation’s stock at any meeting of the Corporation’s shareholders may be represented at the meeting by such persons designated by the bylaws of such corporation or by resolution of its board of directors, and such officer or other person so designated may vote such corporation’s stock in this Corporation in person or by proxy appointed by him.

2.07 Quorum. At any meeting of the shareholders, the presence in person or by proxy of the holders of a majority of all issued and outstanding shares of the Corporation which would then be entitled to vote on any single subject matter which may be brought before the meeting will constitute a quorum of the shareholders for all purposes. In the absence of a quorum, any meeting may be adjourned from time to time, until a quorum is present, by the affirmative vote thereof by the holders of a majority of shares then present, without notice other than by announcement thereat of the time and place of the adjourned meeting, except as otherwise provided by law. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at a meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, provided, that if the shares then represented are less than required to constitute a quorum, the affirmative vote on any matter must be such as would constitute a majority if a quorum were present.

2.08 Election Inspectors. The Board of Directors, in advance of any shareholders’ meeting, may appoint an election inspector or inspectors to act at such meeting (and any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, or upon the request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there is more than one) will determine the number of shares outstanding, the authenticity, validity and effect of proxies and the number of shares represented at the meeting in person and by proxy; they will receive and count votes, ballots and consents and announce the results thereof; they will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the corporation.

2.09 Organization and Conduct of Meetings. Each shareholders’ meeting will be called to order and thereafter chaired by the President, or if the President is unavailable, then by such other officer of the Corporation or such shareholder as may be appointed by the Board of Directors. The Corporation’s Secretary will act as secretary of each shareholders’ meeting; in his absence, the chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary thereat. After calling a meeting to order, the chairman thereof may require the registration of all shareholders intending to vote in person, and the filing of all proxies, with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at a meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his part, the chairman of a meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of shareholders and the filing of proxies, to determine the order of the business to be conducted at such meeting and to establish reasonable rules for expediting the business of the meeting (including any informal, or question and answer portions thereof).

2.10 Voting. Except for the election of directors (which will be governed by the cumulative voting laws of Arizona) and except as may otherwise be required by the Corporation’s Articles or by statutes, each issued and outstanding share of the Corporation’s capital stock (specifically excluding shares held in the treasury of the Corporation) represented at any meeting of the shareholders in person or by a proxy given as provided in Section 2.05 above, will be entitled to one (1) vote. Unless otherwise required by the Corporation’s Articles or bylaws or by statute, any question submitted to the shareholders will be resolved by a majority of the votes cast thereon. The voting will be by ballot on any question as to which a ballot vote is demanded, prior to the time the voting begins, by any person entitled to vote on such question; otherwise, a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

2.11 Shareholder Approval or Ratification. The Board of Directors may submit any contract or act for approval or ratification at any duly constituted meeting of the shareholders, the notice of which either includes mention of the proposed submittal or is waived as provided in Section 2.03 above. If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the Corporation and all of its shareholders as it would be if approved and ratified by each and every shareholder of the Corporation, except as specifically provided to the contrary by statute.

2.12 Action Without a Meeting. Any action required to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without meeting and without notice if a consent in writing setting forth the action so taken, shall be signed by all of the shareholders entitled vote with respect to the subject matter thereof. This consent shall have the same effect as a unanimous vote of the shareholders.

2.13 Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting, or in the areas of credentials, proxies, quorums, voting and similar matters, will be deemed waived if no objection is made at the meeting.

2.14 List of Shareholders. The officer who has charge of the stock ledger of the Corporation or its equivalent shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares required in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder present.

III. BOARD OF DIRECTORS

3.01 Number and Qualification. The business and affairs of the Corporation shall be managed by a Board of Directors comprised of at least two (2) members. The directors need not be shareholders of the Corporation or residents of the State of Arizona.

3.02 Election. Members of the initial Board of Directors shall hold office until the first annual meeting of the shareholders and until their successors shall have been elected and qualified. At the first annual meeting of shareholders, and at each annual meeting thereafter or special meeting in lieu of an annual meeting called for such purpose, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified.

3.03 Vacancies. Except as provided in paragraph 3.04 below, any vacancy in the Board caused by death, resignation, removal, increase in the number of directors, or any other cause, may be filled for the unexpired term by a majority vote of the remaining directors though less than a quorum or by a sole remaining director, or, in the event that there are no directors then in office, then by the shareholders at the next annual meeting or at any special meeting called for that purpose.

3.04 Removal of Directors. Unless prohibited or restricted by an agreement to the contrary, any director may be removed at any time, either with or without cause, by the affirmative vote of the holders of a majority of the stock of the Corporation issued and outstanding and entitled to vote, given at a special meeting of such shareholders called for that purpose, provided that if less than the entire Board is to be removed, not one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors; and the vacancy in the Board caused by any such removal may be filled by the shareholders at such meeting.

3.05 Regular Meetings. A regular annual meeting of the directors is to be held immediately after the adjournment of each annual shareholders’ meeting at the place at which such shareholders’ meeting was held for the purpose or organization, election of officers and consideration of any other business that may properly come before the meeting. Regular meetings, other than as specified herein, may be held at regular intervals at such places and at such times as Board of Directors may provide.

3.06 Special Meetings. Special meetings of the Board of Directors may be held whenever and wherever called for by the President or the number of directors which would be required to constitute a quorum.

3.07 Notices. No notice need be given of regular annual meetings of the Board of Directors. Written notice of the day, place and time (but not necessarily the purpose or all the purposes) of any regular meeting other than annual meetings or any special meeting shall be given to each director in person or by mail or telegram addressed to him at his latest address appearing on the Corporation’s records. Notice to any director of any such special meeting will be deemed given sufficiently in advance when, if given by mail, the same is deposited in the United States mail, with postage thereon prepaid (airmail if to a State other than that from which sent), at least four (4) days before the meeting date, or if personally delivered or given by telegram, the same is handed to the director, or the telegram is delivered to the telegraph office for fast transmittal, or if given by telephone at least forty-eight (48) hours prior to the convening of the meeting. Any director may waive call or notice of any meeting (and any adjournment thereof) at any time before, during or after it is held. Attendance of a director at any meeting shall evidence his waiver of call and notice of such meeting (and any adjournment thereof) unless he is attending the meeting for the express purpose of objecting to the transaction of business thereat because it has not been properly called or noticed. No call or notice of a meeting of directors will be necessary if each of them waives the same in writing or by attendance as aforesaid. Any meeting, once properly called and noticed (or as to which call and notice have been waived as aforesaid) and at which a quorum is present, may be adjourned to another time and place by a majority of those in attendance, and notice of any adjournment meeting need not be given, other than by announcement at the meeting at which such action to adjourn be taken.

3.08 Quorum. A quorum for the transaction of business at any meeting or adjourned meeting of the directors will consist of a majority of the whole Board. Any act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a grater number is required by statute, the Articles or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, any meeting may be adjourned from time to time until a quorum is present by the affirmative vote of the directors then present, without notice other than by announcement thereat of the time and place of the adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting which was adjourned.

3.09 Executive Committee. The Board of Directors may, by resolution adopted by a majority of the whole Board, name two (2) or more of its members as an Executive Committee. Except as otherwise prohibited by statute, such Executive Committee will have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation while the Board is not in session, subject to such limitations as may be included in the Board’s resolution. A majority of those named to the Executive Committee will constitute a quorum. In the event that vacancy occurs in the Executive Committee, the vacancy shall be filled by the Board of Directors.

3.10 Other Committees. Other standing or temporary committees may from time to time be appointed from its own membership by the Board of Directors and be vested with such powers as the Board may lawfully delegate. All committees are to keep regular minutes of the transactions of their meetings and make such minutes available to the Board of Directors.

3.11 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors, or of any committee, at which action is taken on any corporate matter will be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the Secretary of the Corporation by five o’clock in the afternoon of the next day after the adjournment of the meeting, holidays and weekends excepted. A right to dissent will not be available to a director who voted in favor of the action.

3.12 Action Without A Meeting. Any action that may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors or committee members, whichever is applicable. Such consent shall have the same effect as a unanimous vote.

3.13 Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors’ meetings, or both, as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of this duties. Nothing contained herein shall preclude any director from serving the Corporation, its affiliates or subsidiaries in any other capacity and receiving proper compensation therefor, Members of any committee established may be allowed such similar compensation and reimbursement as determined by the Board of Directors.

IV. OFFICERS

4.01 Officers. The officers of the Corporation shall consist of a President, a Vice President, a Treasurer, and a Secretary and such additional officers, agents and employees as shall be appointed in accordance with the provisions of Section 4.02 hereof. Pursuant to A.R.S. §10840(D) the same person may simultaneously hold more than one office in the corporation. Officers need not be directors of the Corporation. The Board may require any such officer, agent or employee to give security for the faithful performance of his duties.

4.02 Additional Officers. The Board may appoint such subordinate officers, agents or employees as it may deem necessary or advisable, including a Chairman of the Board, and one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, having such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine. The Board may delegate to any executive officer or to any committee the power to appoint any such additional officers, agents or employees.

4.03 Election; Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors, each of whom shall serve with such power and duties and for such tenure as provided by these Bylaws or as the Board may from time to time determine and shall hold office until his successor has been duly elected and qualified, or until his death, resignation or removal.

4.04 Removal. Unless prohibited or restricted by an agreement to the contrary, any officer of the Corporation may be removed, either with or without cause, at any time, by a majority of the whole Board at a special meeting thereof called for that purpose, or, except in the case of any officer elected by the Board, by any committee or executive officer upon whom such power of removal may be conferred by the Board.

4.05 Vacancies. A vacancy in any office, because of death, resignation, removal, or any other cause, shall be filled by the Board of Directors and the officers so elected shall hold office until his successor is elected and qualified.

4.06 Salaries. The salaries of the officers and employees of the Corporation, if any, shall be fixed from time to time by the Board of Directors, or (except as to his own) be left to the discretion of the President, and none of the officers of the Corporation shall be prevented from receiving a salary by reason of the fact that he is also a member of the Board of Directors; and any officer who shall also be a member of the Board of Directors shall be entitled to vote in the determination of the amount of the salary that shall be paid to him.

4.07 The President. The President shall be the chief executive officer of the Corporation and shall supervise and manage the business and affairs of the Corporation, subject to the control of the Board of Directors. He shall, if present, preside at all meetings of the shareholders, and shall preside at all meetings of the Board of Directors unless a Chairman of the Board has been appointed and is present. He shall see that all orders and resolutions of the Board are carried into effect. He may sign, with the Treasurer, or the Secretary or an Assistant Secretary, certificates of stock of the Corporation; and he may sign, execute and deliver in the name of the Corporation all instruments of conveyance, evidences of indebtedness, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or where any thereof shall be required by law to be otherwise signed, executed and delivered. In general he shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors.

4.08 Vice President. Each Vice President shall have such powers and perform such other duties as the Board of Directors or the President may, from time to time, prescribe.

4.09 The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation in such banks or other depositories as may be designated by the Board of Directors; he shall disburse the funds of the Corporation under the direction of the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and to the directors at the regular meetings of the Board or whenever they may require it, a statement of all his transactions as Treasurer and a statement of the of the financial condition of the Corporation; and, in general, he shall perform all the duties as the Board of Directors or the President may from time to time, prescribe.

4.10 The Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of these meetings. He shall be custodian of the stock book and also of other books, records and the seal of the Corporation and shall affix the seal of the Corporation to all certificates of stock and all documents, the execution of which on behalf of the Corporation under its seal is duly authorized. He may sign, with the President or a Vice President, certificates of stock of the Corporation. He shall cause to be given all notices of meetings of the shareholders and directors and shall perform such other duties as the Board of Directors or the President may, from time to time prescribe.

V. RESIGNATIONS

5.01 Resignations. Any director or officer may resign his office at any time, by giving written notice of his resignation to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

VI. INDEMNIFICATION OF OFFICERS

AND DIRECTORS

6.01 Indemnification. The Corporation shall indemnify every present and former director or officer, his heirs, executors and administrators, against costs and expenses incurred by him in connection with any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, to which he may be made a party by reason of his being or having been a director or officer of the Corporation, or on account of any action taken by him within the scope of his employment as a director or officer of the Corporation, regardless of whether such action, suit or proceeding is brought by or in the name of the Corporation or by any other party, and against said costs and expenses incurred by him in connection with the settlement of any said action, suit or proceeding, and indemnification shall be mandatory and shall be made by the Corporation upon written notice given to the President of the Corporation that he has incurred or may incur said expenses, unless the majority of the whole Board of Directors (in which majority there shall not be included any director who shall have or shall at any time have had any financial interest adverse to the Corporation in said action, suit or proceeding or the subject matter or outcome thereof) adopts a resolution to the effect that the director or officer acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent. This right of indemnification shall not be exclusive of other rights to which he may be entitled. As used herein, expenses shall include amounts of judgments, penalties, or fines rendered or levied against such officer or director, attorneys’ fees, and amounts paid in settlement by him if such settlement shall have been approved by the Board of Directors of the Corporation.

VII. CORPORATE SEAL

7.01 Form Thereof. The seal of the Corporation will have inscribed thereon the name of the Corporation, the state and year of its incorporation and the words “Corporate Seal.”

VIII. STOCK CERTIFICATES

8.01 Certificates. Certificates of stock shall be in such form as required by statute and as approved by the Board of Directors and shall be issued and signed by the President or a Vice President and by the Secretary or an Assistant Secretary, and impressed with the seal of the Corporation.

8.02 Ownership. The Corporation will be entitled to treat the registered owner of any share as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by statute.

8.03 Transfers. Transfers of stock shall be made only on the books of the Corporation by the holder of the shares in person, or by his duly authorized attorney or legal representative, and upon surrender and cancellation of certificates for a like number of shares.

8.04 Lost Certificates. In the event of the loss, theft or destruction of any certificate of stock of this Corporation or of any predecessor corporation, the Corporation may issue a certificate in lieu of that alleged to be lost stolen or destroyed, and cause the same to be delivered to the owner of the stock represented thereby, provided that the owner shall have submitted such evidence showing the circumstances of the alleged loss, theft or destruction, and his ownership of the certificate, as the Corporation considers satisfactory, together with any other facts which the Corporation considers pertinent, and, if required by the Board of Directors, a surety bond in form and amount satisfactory to the Corporation, unless the stock represented by the certificate lost, stolen or destroyed has at the time of issuance of the new certificate a market value of $500 or less (as determined by the Corporation on the basis of such information as it may select), in which case the requirements of a surety bond shall be waived.

IX. DIVIDENDS

9.01 Dividends. Subject to such restrictions or requirements as may be imposed by law or the Corporation’s Articles or as may otherwise be binding upon the Corporation, the Board of Directors may from time to time declare dividends on stock of the Corporation outstanding on the dates of record fixed by the Board, to be paid in cash, in property or in shares of the Corporation’s stock on or as of such payment or distribution dates as the Board may prescribe.

X. AMENDMENT

10.01 Amendment. These Bylaws may be altered, amended, repealed or temporarily or permanently suspended, in whole or in part, or new bylaws adopted, at any duly constituted meeting of the shareholders or of the Board of Directors, the notice of which meeting either includes the proposed action in respect thereof or is waived as provided above in section 2.03 or 3.07 (whichever is applicable). If, however, any such action arises as a matter of necessity at any such meeting and is otherwise proper, no notice thereof will be required. These Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not prohibited by law or the Articles.

XI. GENDER

11.01 Gender. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

IN WITNESS WHEREOF, the incorporators hereunto set their hands this 8th day of August, 2001.

/s/ Paul Attaway
Paul Attaway

/s/ Zoltan A. Kemeny
Zoltan A. Kemeny